AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           COACHMEN INDUSTRIES, INC.,

                      COACHMEN ACQUISITION CORPORATION AND

                             MOD-U-KRAF HOMES, INC.







                             DATED AS OF MAY 1, 2000

                                TABLE OF CONTENTS

ARTICLE I THE REORGANIZATION...................................................1

1.1      The Merger............................................................1
1.2      Effective Time........................................................2
1.3      Effect of the Merger..................................................2
1.4      Certificate of Incorporation and Bylaws...............................2
1.5      Directors and Officers................................................2
1.6      Effect of Merger on the Capital Stock of the Constituent
         Corporations..........................................................3
1.7      Dissenting Shares.....................................................5
1.8      Surrender of Certificates.............................................6
1.9      No Further Ownership Rights in Company Capital Stock..................6
1.10     Lost, Stolen or Destroyed Certificates................................6
1.11     Taking of Necessary Action; Further Action............................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................7

2.1      Organization of the Company...........................................7
2.2      Company Capital Structure.............................................7
2.3      Authority.............................................................8
2.4      No Conflict...........................................................9
2.5      Consents 9
2.6      Company Financial Statements.........................................10
2.7      SEC Filings
2.8      Information Supplied
2.9      Opinion of Financial Advisor
2.10     No Undisclosed Liabilities............................................9
2.11     No Changes...........................................................10
2.12     Tax Matters..........................................................12
2.13     Restrictions on Business Activities..................................15
2.14     Title of Properties; Absence of Liens and Encumbrances;
         Condition of Equipment...............................................15
2.15     Intellectual Property................................................16
2.16     Agreements, Contracts and Commitments................................18
2.17     Interested Party Transactions........................................19
2.18     Governmental Authorization...........................................19
2.19     Litigation...........................................................19
2.20     Accounts Receivable/Inventory........................................20
2.21     Minute Books.........................................................20
2.22     Environmental Matters................................................20
2.23     Brokers' and Finders' Fees...........................................21
2.24     Employee Benefit Plans and Compensation..............................21
2.25     Insurance............................................................25
2.26     Compliance with Laws.................................................25
2.27     Warranties; Indemnities..............................................25
2.28     Complete Copies of Materials.........................................25
2.29     Representations Complete.............................................25

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page
                                                                            ----

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO................26

3.1      Organization, Standing and Power.....................................26
3.2      Authority............................................................26
3.3      No Conflict..........................................................26
3.4      Capital Resources....................................................26
3.5      Consents 26
3.6      Brokers' and Finders' Fees...........................................27

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME................................27

4.1      Conduct of Business of the Company...................................27
4.2      No Solicitation......................................................29
4.3      Break-Up Fee.........................................................31

ARTICLE V ADDITIONAL AGREEMENTS...............................................31

5.1      Shareholders' Meeting................................................31
5.2      Access to Information................................................32
5.3      Confidentiality......................................................32
5.4      Company's Expenses...................................................32
5.5      Public Disclosure....................................................33
5.6      Consents.............................................................33
5.7      Reasonable Efforts...................................................33
5.8      Notification of Certain Matters......................................33
5.9      Additional Documents and Further Assurances..........................33
5.10     Release of Liens.....................................................33
5.12     Indemnification

ARTICLE VI CONDITIONS TO THE MERGER...........................................34
6.1      Conditions to Obligations of Each Party to Effect the Merger.........34
6.2      Conditions to the Obligations of Parent and Newco....................34
6.3      Conditions to Obligations of the Company.............................36

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER.................................37

7.1      Termination..........................................................37
7.2      Effect of Termination................................................38
7.3      Amendment............................................................38
7.4      Extension; Waiver....................................................38

ARTICLE VIII GENERAL PROVISIONS...............................................38

8.1      Notices  38
8.2      Interpretation.......................................................40
8.3      Counterparts.........................................................40


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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            Page
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8.4      Entire Agreement; Assignment.........................................40
8.5      Severability.........................................................40
8.6      Other Remedies.......................................................40
8.7      Governing Law........................................................40
8.8      Rules of Construction................................................41
8.9      Approval of Parent





































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                                INDEX OF EXHIBITS


EXHIBIT                    DESCRIPTION
-------                    -----------

Exhibit A                  Form of Employment and Noncompete Agreement

Exhibit B                  Principal Shareholders

Exhibit C                  Form of Voting Agreement

Exhibit D                  Form of Plan of Merger

Exhibit E                  List of Key Employees

Exhibit F                  Form of Legal Opinion of Counsel to the Company

Exhibit G                  Form of Legal Opinion of Counsel to Parent

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of May 1, 2000 by and among Coachmen Industries, Inc., an Indiana corporation ("Parent"), Coachmen Acquisition Corporation, a Virginia corporation ("Newco"), and Mod-U-Kraf Homes, Inc., a Virginia corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of Parent, Newco and the Company believe it is in the best interests of each company and its respective shareholders for Parent to acquire the Company by the statutory merger of Newco with and into the Company pursuant to which the shareholders of the Company shall be entitled to receive cash (the "Merger").

         B. The Company, on the one hand, and Parent and Newco, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         C. Concurrently with the execution and delivery of this Agreement, as a material inducement to Parent and Newco to enter into this Agreement, (i) Dale
H. Powell and Edwin J. Campbell as well as certain other Key Employees (hereinafter defined) shall enter into Employment and Noncompete Agreements, each in the form attached hereto as Exhibit A which shall become effective at Closing (the "Employment Agreements"), with Parent and (ii) as a material inducement to Parent and Newco to enter into this Agreement, the principal shareholders of the Company listed on Exhibit B hereto (each a "Principal Shareholder" and collectively the "Principal Shareholders") are entering into voting agreements in the form attached hereto as Exhibit C (the "Voting Agreements").

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I
                               THE REORGANIZATION

         1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Virginia Stock Corporation Act ("VSCA"), Newco shall be merged with and into the Company, the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The corporation surviving the Merger of Newco into the Company is sometimes referred to hereinafter as the "Surviving Corporation."

         1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 7.1 hereof, the closing of the Merger (the "Closing") will take place no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Brown, Edwards and Company, 319 McClanahan Street, S.W., Roanoke, Virginia, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Plan of Merger (or like instrument) in the form attached hereto as Exhibit D, with the Virginia State Corporation Commission (the "Plan of Merger"), in accordance with the applicable provisions of Virginia Law (the time of acceptance by the Virginia State Corporation Commission of such filing shall be referred to herein as the "Effective Time").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Newco shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation and Bylaws.

                  (a) Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as follows: "The name of the corporation is Mod-U-Kraf Homes, Inc."

                  (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Newco, as in effect immediately prior to the Effective Time but amended to reflect that the name of the corporation is "Mod-U-Kraf Homes, Inc.", shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws.

         1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Newco immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of applicable law, and the articles of incorporation and bylaws of the Surviving Corporation, as applicable, until their successors are duly elected and qualified. Unless otherwise determined by Parent prior to the Effective Time, the officers of Newco immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.



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         1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations.

                  (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "1933 Act" means the Securities Act of 1933, as
amended.

                           "1934 Act" means the Securities Exchange Act of 1934,
as amended.

                           "Code" means the Internal Revenue Code of 1986, as
amended.

                           "Company Capital Stock" shall mean (i) shares of
Company Common Stock, and (ii) any other shares of capital stock of the Company.

                           "Company Common Stock" shall mean shares of common
stock, $1.00 par value, of the Company.

                           "Company Options" shall mean all issued and
outstanding options, warrants or other rights to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any person or entity.

                           "Exchange Amount" shall mean an amount equal to the
quotient obtained by dividing (x) the Total Consideration by (y) the Total Outstanding Shares.

                           "GAAP" shall mean United States generally accepted
accounting principles consistently applied.

                           "Key Employees" shall mean those employees of the
Company listed on Exhibit E hereto.

                           "Knowledge" and similar terms used herein shall mean,
with respect to the Company, the knowledge that the Company's officers, directors, Key Employees, and Principal Shareholders who are also officers of the Company have concerning the Company, its business, assets, liabilities and operations.

                           "Material Adverse Effect" on a Party shall mean an
event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its subsidiaries, taken as a whole, or (b) the ability of such party to perform its obligations under this Agreement or to consummate the Merger, other than any event, change or occurrence relating to (i) the United States economy, the southeastern regional economy or securities markets in general or (ii) this Agreement or the transactions contemplated hereby or announcement thereof.

                           "Newco Common Stock" shall mean shares of Common
Stock, no par value, of Newco.

                           "Party" shall mean any of the Company, Parent or
Newco, and "Parties" shall mean the Company, Parent and Newco.

                           "Person" shall mean a natural person or any legal,
commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                           "Principal Officers/Shareholders" shall jointly and
severally refer to and mean (i) Dale H. Powell, (ii) Edwin J. Campbell, (iii) the Key Employees who are also Shareholders, and (iv) the Principal Shareholders who are also officers or directors of the Company .

                           "SEC" means the Securities and Exchange Commission.

                           "Shareholder" or "Shareholders" shall mean each
holder of any Company Capital Stock immediately prior to the Effective Time.

                           "Subsidiary" when used with respect to any party
means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or other performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                           "Total Consideration" shall be the sum of NINE
MILLION SEVEN HUNDRED ONE THOUSAND THREE HUNDRED SEVENTY-FIVE U.S. DOLLARS AND SEVENTY-FIVE U.S. CENTS ($9,701,375.75).

                           "Total Outstanding Shares" shall be the aggregate
number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (including the maximum number of shares of Company Common Stock or other Company Capital Stock issuable on exercise and/or conversion of all outstanding Company Options and other rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock or Company Capital Stock assuming full conversion, exercise or exchange thereof).

                  (b) Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Newco, the Company, Parent or any of the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.7 hereof)) shall be canceled and extinguished, and automatically converted into the right to receive from Parent, upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Sections 1.8(c) and 1.8(d) hereof, but subject to conditions set forth below in this Section 1.6 and throughout this Agreement, the Exchange Amount.

                  (c) Capital Stock of Newco. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Newco or the Company, each share of Newco Common Stock, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate evidencing ownership of any such shares of Newco Common Stock shall thereafter evidence ownership of an equivalent number of shares of Common Stock of the Surviving Corporation.

                  (d) Withholding Taxes. Any cash amounts payable to any Shareholder pursuant to Article I hereof shall be subject to, and reduced by an amount equal to, the amount of any requisite state, local, federal and foreign withholding taxes.

                  (e) Shareholder Loans. Except as set forth in Section 1.6(e) of the Disclosure Schedule there are no outstanding loans from the Company to the Shareholders. In the event that any Shareholder has outstanding loans from the Company as of the Effective Time, the cash amounts payable to such Shareholder pursuant to Section 1.6(b) hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time, and such loans shall be deemed paid in full.

         1.7 Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with the VSCA and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock set forth in Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by the VSCA in respect of dissenters' shares.

                  (a) Notwithstanding the provisions of Section 1.6(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under the VSCA, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in Section 1.6 hereof, without interest thereon, upon surrender of such holder's certificate representing such shares.

                  (b) The Company shall give Parent (i) prompt notice of any written demand for dissenters' rights received by the Company pursuant to the applicable provisions of the VSCA and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands.

         1.8 Surrender of Certificates

                  (a) Exchange Agent. First Union National Bank, Charlotte, North Carolina, or such other agent reasonably acceptable to Parent and the Company, shall serve as the exchange agent (the "Exchange Agent") for the Merger.

                  (b) Parent to Provide Consideration. On the Closing Date, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the consideration issuable pursuant to Section 1.6 hereof in exchange for the outstanding shares of Company Capital Stock being exchanged in the Merger.

                  (c) Exchange Procedures. On or after the Closing Date, the Shareholders will surrender the certificates representing their Company Capital Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.6 (d) and (e) hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor the amount of cash (without interest) payable in exchange for such Company Stock Certificate pursuant to this Article I, and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the right to receive payment (without interest) pursuant to this Article I. Payment due to each Shareholder pursuant to this
Section 1.8 shall be made as promptly as practicable following the later of (i) receipt by Parent of confirmation of filing of the Plan of Merger and (ii) Parent's receipt of such Shareholder's properly completed letter of transmittal and Company Stock Certificates pursuant to this Section 1.8.

                  (d) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 No Further Ownership Rights in Company Capital Stock The consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit in a form satisfactory to Parent, of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Shareholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Newco and the officers and directors of the Company, Parent and Newco are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Newco, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Closing Date as though made at the Closing Date as follows (provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

         2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business in each jurisdiction listed on Section
2.1 of the Disclosure Schedule and is in good standing as a foreign corporation in each such jurisdiction. The Company has delivered a true and correct copy of its Articles of Incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company are not now conducted by the Company under any other name. The Company does not have any Subsidiaries.

         2.2 Company Capital Structure.

                  (a) The authorized capital stock of the Company consists of 2,000,000 shares of Common Stock, of which 825,649 shares are issued and outstanding as of the date hereof. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

                  (b) The Company does not presently have any stock option plan or other stock-related plan providing for equity compensation of any person. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock and the Company is not obligated to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any option, warrant, call, right, commitment or agreement upon the closing of the transaction contemplated hereby or upon the occurrence of any other event. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

         2.3 Authority. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.3) to which it is a party and to consummate the transactions contemplated hereby and thereby. Except for the requisite approval of the shareholders of the Company, the execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement, the Plan of Merger and the Merger have been unanimously approved and adopted by the Board of Directors of the Company in accordance with Virginia Law, and the articles of incorporation and bylaws of the Company. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Company Common Stock (the "Company Stockholders' Approval"). This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the restrictions of the VSCA Control Share Acquisition statute, and, accordingly, neither such statute nor any other antitakeover or similar statute or regulation applies to any such transactions. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby. For all purposes of this Agreement, the term "Related Agreements" shall mean all ancillary agreements contemplated by this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

         2.4 No Conflict. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles of incorporation or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (individually a "Contract") to which the Company or any of its properties or assets (including intangible assets), is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible). The Company is in compliance with in all material respects and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor to the Company's Knowledge is there any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Contract subject to any default thereunder.

         2.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or with respect to the consummation of the transactions contemplated hereby and thereby, except for the filing of the Plan of Merger with the Virginia State Corporation Commission (or other appropriate state filing authority). The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

         2.6 Company Financial Statements. The Company has delivered to Parent
(i) the Company's audited balance sheet as of December 31, 1999 and 1998, and the related audited statements of income and cash flow for the twelve months ending December 31, 1999, 1998 and 1997 (collectively, the "Audited Financials") and (ii) the Company's unaudited balance sheet as of March 31, 2000 and the related unaudited statements of income and cash flow for the three (3) month period then ended (the "Interim Financials"). The Audited Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Audited Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject, if applicable, to normal year-end adjustments, which will not be material in amount or significance in any individual case or in the aggregate. The Company's balance sheet referred to above as of March 31, 2000 may be referred to hereinafter as the "Current Balance Sheet."

         2.7 SEC Filings. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January1,1998 (collectively, including all exhibits thereto, the "Company SEC Documents"). As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. None of the Company SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         2.8 Information Supplied. The information supplied by the Company for inclusion in the proxy statement or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of Company in connection with their meeting to consider this Agreement and the Merger (the "Company Stockholders' Meeting") shall not, on the date the Proxy Statement is first mailed to the stockholders of Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 Opinion of Financial Advisor. The Company has received an opinion of Davenport & Company, LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement, from a financial point of view, the Exchange Amount is fair to the holders of Company Common Stock.

         2.10 No Undisclosed Liabilities. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in its financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1999.

         2.11 Changes. Since December 31, 1999 to the date hereof, there has not been, occurred or arisen any:

                  (a) transaction by the Company, except in the ordinary course of business as conducted on the date hereof and consistent with past practices;

                  (b) amendments or changes to the articles of incorporation or bylaws of the Company;

                  (c) capital expenditure or commitment by the Company exceeding $12,000 individually or $60,000 in the aggregate;

                  (d) payment, discharge or satisfaction, in any amount in excess of $12,000 in any one case, or $60,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment of trade payables incurred in the ordinary course of business;

                  (e) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

                  (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

                  (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any material claim or assessment in respect of Taxes in excess of $10,000 in any one case, or $20,000 in the aggregate, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (i) revaluation by the Company of any of its assets;

                  (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

                  (k) other than in the ordinary course of business consistent with past practices, (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers or directors or to any of its employees or advisors, or (ii) the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

                  (l) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, other than any such agreement in the ordinary course of business or otherwise described in the Disclosure Schedule;

                  (m) except for sales of modular homes in the ordinary course of business, sale, lease, license or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

                  (n) loan by the Company to any person or entity, incurrence by the Company of any indebtedness, guarantee by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guarantee of any debt securities of others, except in the ordinary course of business consistent with past practices;

                  (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

                  (p) the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

                  (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.15 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.15 hereof);

                  (r) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

                  (s) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

                  (t) any event or condition of any character that has had, or is reasonably likely to have, a Material Adverse Effect on the Company; or

                  (u) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (t) of this Section 2.11 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         2.12 Tax Matters.

                  (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.12(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.12(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity.

         (b) Tax Returns and Audits.

                           (i) As of the Closing Date, the Company will have
prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports (collectively, "Returns") relating to any and all Taxes concerning or attributable to the Company or its respective operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                           (ii) The Company is and has been for the past four
years a member of an affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, and such affiliated group files a consolidated federal income Tax Return.

                           (iii) The Company is not a Person other than a United
States person within the meaning of the Code.

                           (iv) The Company does not have and has not had a
permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.

                           (v) The Company is not a party to any joint venture,
partnership, or other arrangement or contract which is required to be treated as a partnership for federal income tax purposes.

                           (vi) To the Company's Knowledge, each material asset
with respect to which the Company claims depreciation, amortization or similar expense for income Tax purposes is owned for income Tax purposes by the Company.

                           (vii) There are no pending requests for rulings with
any Tax authority that if issued would be binding on the Company.

                           (viii) As of the Closing Date, the Company (A) will
have timely paid all material Taxes it is required to have paid and will have withheld, with respect to its employees, all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and not yet required to be paid, and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Closing Date other than in the ordinary course of business. Neither the Company nor any subsidiary of the Company (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the income Taxes of any other party (other than the Company and its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                           (ix) There is no Tax deficiency outstanding, assessed
or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax for any currently open taxable period

                           (x) No audit or other examination of any Return of
the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (xi) The Company has made available to Parent, copies
of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for the past three(3) years.

                           (xii) There are (and immediately following the
Closing Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than customary Liens for Taxes not yet due and payable.

                           (xiii) The Company does not have any Knowledge of any
proposed assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (xiv) None of the Company's assets is treated as
"tax-exempt use property," within the meaning of Section 168(h) of the Code.

                           (xv) The Company has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xvi) The Company is not a party to any tax sharing,
indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                           (xvii) The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

                           (xviii) The Company has not been at any time, a
"United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                           (xix) No adjustment relating to any Return filed by
the Company has been proposed in writing by any tax authority to the Company or any representative thereof.

                           (xx) Since April 16, 1997, the Company has not been a
"distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

                           (xxi) The Company has no "excess loss accounts" under
Treas. Reg. ss. 1.1502-19.

                  (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code (or any corresponding provision of state, local or foreign income tax law).

         2.13 Restrictions on Business Activities. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.14 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                  (a) Section 2.14(a) of the Disclosure Schedule sets forth the real property owned by the Company. With respect to real property leased by or for the Company, Section 2.14(a) of the Disclosure Schedule also sets forth a list of all leases, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                  (b) The Company has good and valid title to all real property owned by the Company and valid leasehold interests in, all of its properties and assets, real, personal and mixed, tangible or intangible, used or held for use in its business, free and clear of any Liens, except those Liens listed and disclosed on Section 2.14(b) of the Disclosure Schedule and (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and
(iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

                  (c) Section 2.14(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company and, except as noted on the Disclosure Schedule, such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

         2.15 Intellectual Property.

                  (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "Intellectual Property" shall mean any or all of the
following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) manufacturing and construction processes and sectional home technology; (viii) manufacturing, construction or building designs, blueprints or floor plans, (ix) tools, methods and processes, and (x) all instantiations of the foregoing in any form and embodied in any media.

                           "Intellectual Property Rights" shall mean worldwide
common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks,
(vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                           "Company Intellectual Property" shall mean any
Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                           "Registered Intellectual Property Rights" shall mean
Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

                  (b) Section 2.15(b) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, or filed in the name of, the Company.

                  (c) Each item of Company Intellectual Property is free and clear of any Liens or other encumbrances. The Company is the exclusive owner of all Company Intellectual Property.

                  (d) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

                  (e) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted or planned to be conducted, including, without limitation, the design, development, manufacture, use, and sale of products, technology and services (including products, technology or services currently under development).

                  (f) The operation of the business of the Company as it currently is conducted or planned by the Company, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property Rights of any person or entity, violate the rights of any person or entity (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person or entity claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or entity or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the CEO aware of any basis therefor).

                  (g) To the Knowledge of the Company, no person or entity is infringing or misappropriating any Company Intellectual Property.

                  (h) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person or entity to the Company.

                  (i) No Company Intellectual Property is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (j) All of the Company's Information Technology (as defined below) that contains or uses a calendar function, including without limitation any function indexed to a CPU clock and any function providing specific dates or days or calculating spans of dates or days, records, stores, processes does provide, and where appropriate inserts true and accurate calendar dates and calculation for all such dates and spans (collectively, "Year 2000 Compliant"), and has not caused any interruption in the ongoing operations of the Company's business on or after January 1, 2000. The Company has not given any assurances, warranties or indemnities nor undertaken any obligation with respect to products or technology sold or licensed by the Company being Year 2000 Compliant. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

         2.16 Agreements, Contracts and Commitments.

                  (a) The Company is not a party to or bound by:

                           (i) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                           (ii) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (iii) any fidelity or surety bond or completion bond;

                           (iv) any lease of personal property having a value in
excess of $5,000 individually or $10,000 in the aggregate;

                           (v) any agreement, contract or commitment relating to
capital expenditures and involving future payments in excess of $12,000 individually or $60,000 in the aggregate;

                           (vi) any agreement, contract or commitment relating
to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                           (vii) any mortgages, indentures, industrial revenue
or other bonds, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                           (viii) other than in the ordinary course of business,
any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

                           (ix) other than in the ordinary course of business,
any construction contracts;

                           (x) any dealer, distribution, joint marketing or
development agreement;

                           (xi) any sales representative, original equipment
manufacturer, value added, remarketer, reseller or independent vendor or other agreement for sale, use or distribution of the Company's products, technology or services; or

                           (xii) any other agreement, contract or commitment
that involves in excess of $25,000 individually or $100,000 in the aggregate and is not cancellable without penalty within thirty (30) days.

         2.17 Interested Party Transactions. No officer, director or, to the Knowledge of the Company, Principal Shareholder of the Company (nor to the knowledge of the Company any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an interest), has, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.17.

         2.18 Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.19 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company, is there any reasonable basis for any such action, suit, claim or proceeding of any nature that could lead to damages or losses to the Company in excess of $1,000. There is no investigation or other proceeding pending, or to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor, to the Knowledge of the Company, is there any reasonable basis therefor. No

Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

         2.20 Accounts Receivable/Inventory.

                  (a) The Company has made available to Parent a list of all accounts receivable and notes receivable of the Company as of the date of the Current Balance Sheet, together with a range of days elapsed since invoice evidencing such accounts or the making of such notes which shall be included on
Section 2.20(a) of the Disclosure Schedule.

                  (b) All of the Company's accounts receivable and notes receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for any such receivables arising subsequent to the date of the Current Balance Sheet, as reflected on the books and records of the Company (which are prepared in accordance with GAAP consistently applied). No person or entity has any Lien on any of the Company's accounts receivable or notes receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable or notes receivable.

                  (c) All of the inventories of the Company reflected on the Interim Financials and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Interim Financials or on the Company's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of its business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Interim Financials conforms to GAAP consistently applied and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

         2.21 Minute Books. The minutes of the Company made available to the Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and their shareholders or actions by written consent since the time of incorporation of the Company.

         2.22 Environmental Matters.

                  (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                  (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

                  (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company does not have any Knowledge of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

         2.23 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.20 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

         2.24 Employee Benefit Plans and Compensation.

                  (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "Affiliate" shall mean any other person or entity
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code, and the regulations issued thereunder.

                           "Company Employee Plan" shall mean any plan, program,
policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

                           "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

                           "DOL" shall mean the United States Department of
Labor.

                           "Employee" shall mean any current or former employee,
consultant or director of the Company or any Affiliate.

                           "Employee Agreement" shall mean each management,
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "FMLA" shall mean the Family Medical Leave Act of
1993, as amended.

                           "IRS" shall mean the United States Internal Revenue
Service.

                           "PBGC" shall mean the United States Pension Benefit
Guaranty Corporation.

                           "Pension Plan" shall mean each Company Employee Plan
which is an "employee pension benefit
plan," within the meaning of Section 3(2) of ERISA.


                  (b) Schedule. Section 2.24(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each form of Employee Agreement under each Company Employee Plan, and each other Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee Agreement. The Company has no employees performing services outside the United States.

                  (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices used by the Company (or such forms and notices as required under comparable law), (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year for which tests have been required to be performed, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                  (d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company, threatened by the IRS, DOL or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) No Pension Plans. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

                  (f) No Post-Employment Obligations. No Company Employee Plan provides, reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented to, promised to, or contracted with, (whether in oral or written form) any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute or as disclosed in Section 2.24(f) of the Disclosure Schedule.

                  (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of any state law applicable to its Employees.

                  (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event of default under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by or disclosed in this Agreement.

                  (i) Employment Matters. The Company (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company, threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                  (j) Labor. No work stoppage or labor strike against the Company is pending or, to the Knowledge of the Company, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company, threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (k) No Interference or Conflict. To the Knowledge of the Company, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

         2.25 Insurance. Section 2.25 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company does not have any Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

         2.26 Compliance with Laws. The Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.27 Warranties; Indemnities. Except for warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         2.28 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) referenced, listed, described or required to be disclosed on the Disclosure Schedule.

         2.29 Representations Complete. Neither any of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                 ARTICLE III REPRESENTATIONS AND WARRANTIES OF
                                PARENT AND NEWCO

         Parent and Newco hereby represent and warrant to the Company that on the date hereof and as of the Closing Date, as though made at the Closing Date, as follows:

         3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Newco is or will be prior to the Effective Time a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Each of Parent and Newco has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "Parent Material Adverse Effect").

         3.2 Authority. Each of Parent and Newco has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Newco. This Agreement and any Related Agreements to which Parent and Newco are parties have been duly executed and delivered by Parent and Newco and constitute the valid and binding obligations of Parent and Newco, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.3 No Conflict. The execution and delivery by the Parent and Newco of this Agreement and any Related Agreement to which the Parent and/or the Newco is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with (i) any provision of the certificate of incorporation or bylaws of Parent or Newco, (ii) any contract to which Parent or Newco or any of their respective properties or assets (including intangible assets) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Newco or any of their respective properties (tangible or intangible) or assets.

         3.4 Capital Resources. Parent has sufficient capital resources to pay the Total Consideration and to consummate all of the transactions contemplated by the Agreement and the Related Agreements.

         3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Newco in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Newco is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and the filing of the

Plan of Merger with the Virginia State Corporation Commission.

         3.6 Brokers' and Finders' Fees. Neither Parent nor Newco has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.7 Representations Complete. Neither any of the representations or warranties made by the Parent in this Agreement nor any statements made in any exhibit, schedule or certificate furnished by the Parent or Newco pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement or a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to use commercially reasonable efforts to cause the Company, except to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use commercially reasonable efforts, consistent with past practice and policies, to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and Key Employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (a) make any expenditures or enter into any commitment or transaction exceeding $75,000 individually or $150,000 in the aggregate or any commitment or transaction of the type described in Section 2.8 hereof, other than in the ordinary course of business consistent with past practices;

                  (b) make any purchases, or enter into any Contract to purchase, any inventory, exceeding $75,000 individually or $150,000 in the aggregate, other than in the ordinary course of business consistent with past practices;

                  (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

                  (d) amend or otherwise modify (or agree to do so), except in the ordinary course of business or except as would not be reasonably likely to have a Material Adverse Effect on the Company, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

                  (e) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

                  (f) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities;

                  (g) cause or permit any amendments to the articles of incorporation, bylaws or other organizational documents of the Company;

                  (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

                  (i) except as allowed pursuant to Section 4.1 hereof, sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

                  (j) incur any indebtedness, except for trade credit or advances to employees in the ordinary course of business consistent with past practices, or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (k) grant any loans to others, except to contractors or customers in the ordinary course of business consistent with past practices, or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                  (l) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except consistent with prior practices of the Company as disclosed in the Disclosure Schedule;

                  (m) adopt or amend any employee benefit plan, or enter into any employment contract or, except as otherwise contemplated by this Agreement, non-competition agreement, pay or agree to pay any special bonus or special remuneration to any director or employee, or, increase the salaries or wage rates of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule;

                  (n) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (o) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $30,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet or subsequently incurred in the ordinary course of business;

                  (p) except as may be required by applicable law, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (q) enter into any strategic alliance or joint marketing arrangement or agreement;

                  (r) except in a manner consistent with the Company's past practices, hire, terminate or enter into settlement agreements with any employees, or encourage any employees to resign from the Company; or

                  (s) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(r) hereof, or any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent the Company or any of the Principal Officers/Shareholders from performing or cause the Company or any of the Principal Officers/Shareholders not to perform their respective covenants hereunder.

         4.2 No Solicitation. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 7.1 hereof and except with respect to this Agreement and the transactions contemplated hereby, the Company shall not (nor shall the Company permit, as applicable, any of its officers, directors, employees, shareholders, agents, representatives or affiliates, including any investment banker, attorney or accountant retained by it, to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate, facilitate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business or properties, or 20% or more of any Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction (an "Acquisition Proposal"), (b) disclose any information not customarily disclosed to any person or entity concerning the Company's business or properties, or afford to any person or entity access to their respective properties, technologies, books or records, not customarily afforded such access, or (c) assist or cooperate with any person or entity to make any proposal to purchase all or any portion of the Company Capital Stock or assets of the Company, other than in the ordinary course of business, or (d) approve or recommend or propose to approve or recommend or execute or enter into any letter of intent or agreement with any person or entity providing for the acquisition of the Company, whether by merger, purchase of assets, tender offer or otherwise or propose publicly or agree to do any of the foregoing. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

         Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal and (B) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide Acquisition Proposal by any such Person, if and only to the extent that, in any such case referred to in clause (B), (i) the Company Stockholders' Meeting shall not have occurred, (ii) the Company has received an unsolicited bona fide Acquisition Proposal from a third party and the Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below), (iii) the Board of Directors after consultation with outside counsel determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (iv) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement having provisions that are customary in such agreements, as advised by counsel. Nothing in this Section 4.2 shall permit the Company to terminate this Agreement except as specifically provided in Article VII hereof or affect any other obligation of the Company hereunder. During the term of this Agreement, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger. For purposes of this Agreement, a "Superior Proposal" means a bonafide written proposal or offer with respect to a merger, reorganization, share exchange, consolidation or sale of all or substantially all of the assets of the Company or a tender or exchange offer for more than 50% of the equity securities of the Company, that the Board of Directors of the Company determines in good faith after consultation with its financial advisor and outside counsel, taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal would, if consummated, be more favorable to the Company's shareholders (in their capacities as shareholders) from a financial point of view than the Merger and is reasonably capable of being completed. Any such offer, proposal or request having already occurred after the effective date of the Letter of Intent previously signed by the Parent and the Company shall be disclosed in Section 4.2 of the Disclosure Schedule.

         4.3 Break-Up Fee. If (a) the Company breaches any provisions of Section
4.2 above or the Company provides to the Parent written notice that this Agreement is terminated in the absence of a material breach of the representations, warranties and covenants of the Parent and Newco hereunder or the failure of the conditions set forth in Sections 6.1(b) or (c), and (b) within six months after the later of the date of such termination or the Termination Date, as the case may be, the Company signs a letter of intent or other agreement relating to the acquisition of a material portion of the Company Capital Stock or of the Company, its assets, or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise (other than sales of inventory or immaterial portions of the Company's assets in the ordinary course) and such transaction is ultimately consummated, then, immediately upon the closing of such transaction, the Company will pay to the Parent the sum of $500,000 (the "Break-Up Fee") by wire transfer of immediately available funds. This Break-Up Fee will serve as the exclusive remedy to the Parent under this Agreement in the event of a breach by the Company of the provisions of Section 4.2 and in any other case where the Break-Up Fee is payable.

         The parties acknowledge that the agreements contained in Section 4.2 and this Section 4.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 4.3, and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 4.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate published in the Wall Street Journal on the date such payment was required to be made. Where the Break-Up Fee is not payable under this Section 4.3, the parties agree that any remedy or amount payable pursuant to this Section 4.3 shall not be an exclusive remedy for any breach of any representation, warranty, covenant or agreement contained in this Agreement; provided that there shall be no remedies for any breaches resulting in a loss of less than $10,000 individually or in the aggregate.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Shareholders' Meeting. This Agreement, the Plan of Merger and the Merger shall be submitted for approval to the Shareholders of the Company at the Company Stockholders' Meeting to be called and held in accordance with the applicable provisions of Virginia law and the articles of incorporation and bylaws of the Company. The Company shall cause the Company Stockholders' Meeting to be held as promptly as practicable and in any event within fifty (50) days from the date hereof or, if later, within forty (40) days of the Company's receipt of notice from the SEC that it has no further comments with respect to the Company's Proxy Statement relating to the Company Stockholders' Meeting and shall disseminate to its Shareholders all materials required of it under law to be disseminated in connection with the consideration by the Shareholders of this Agreement and the Merger. Parent shall cooperate in the preparation of the shareholder materials and shall furnish all material information concerning it as the Company may reasonably request. In connection with the Company Stockholders' Meeting, (i) the Board of Directors of the Company shall recommend to the Shareholders the approval of the matters submitted for approval (unless the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of the fiduciary duties of the Board of Directors), and (ii) the Company shall use its commercially reasonably efforts to obtain the Shareholders' approval (unless the Board of Directors of the Company, after consultation with outside counsel, determines in good faith that the taking of such actions would constitute a breach of the fiduciary duties of the Board of Directors).

         5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code,
(ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         5.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby, shall be governed by the terms of the Nondisclosure Agreement effective as of December 10, 1999 between the Company and Parent, which is incorporated herein by this reference.

         5.4 Company's Expenses. The Parent and the Company will be responsible for and bear all of their own costs and expenses incurred at any time in connection with pursuing or consummating the Merger. If Parent terminates this Agreement other than a result of any of (i) a breach by the Company of this Agreement, (ii) Parent's discovery that the business or financial condition of the Company is materially and adversely different from that disclosed in the Audited Financials and Interim Financials, (iii) the failure of the condition set forth in Section 6.2(i) hereof, or (iv) the existence of litigation involving the Company or the Company capital Stock which has not been previously disclosed in writing to Parent, then Parent shall promptly reimburse the Company for all of its reasonable out-of-pocket expenses incurred in connection with the Merger, up to a maximum of $25,000.

         5.5 Public Disclosure. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent and the Company's obligation to comply with applicable securities laws.

         5.6 Consents. The Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

         5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.9 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         5.10 Release of Liens. At the request of the Parent, the Company shall enter into all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens on the assets of the Company, except for the Liens listed on Section 2.14(b) of the Disclosure Schedule or otherwise expressly permitted in this Agreement.

         5.11 Indemnification. Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or agents of the Company as provided in its articles of incorporation or bylaws, shall continue in full force and effect in accordance with their terms for at least six years after the Effective Time. Parent further agrees to guarantee the payment of any amounts due to such persons under such provisions and that all determinations about the availability of indemnification and exculpation pursuant to this Section 5.11 shall be made in good faith after consultation with independent legal counsel. In addition, from and after the Effective Time, directors and officers of the Company who become or continue as directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation. In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity or such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.11.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company, Newco, and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. The Shareholders of the Company holding not less than the minimum number of shares necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby shall have voted all their respective shares of Capital Stock in favor of approval of this Agreement, the Merger and the transactions contemplated hereby and thereby.

                  (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

         6.2 Conditions to the Obligations of Parent and Newco. The obligation of Parent and Newco to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Newco:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in this Agreement shall have been true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the Company as of a specified date, which will be true and correct in all material respects as of such date), and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

                  (b) Governmental Approval. Approvals from any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

                  (c) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Parent, Newco or the Company, their respective properties or any of their respective officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

                  (d) Third Party Consents. Parent shall have received all consents, waivers, approvals, and assignments listed in Schedule 6.2(d) to this Agreement.

                  (e) Release of Liens. Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens set forth in Section 6.2(e) of the Disclosure Schedule except for the Permitted Encumbrances listed in Section 2.14(b) of the Disclosure Schedule to this Agreement.

                  (f) Legal Opinion. Parent shall have received a legal opinion from Hunton & Williams, legal counsel to the Company, substantially in the form attached hereto as Exhibit F.

                  (g) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, or is reasonably likely to have, a Material Adverse Effect on the Company since the date of this Agreement.

                  (h) Noncompete Agreements. Each of the Key Employees shall, prior to the Effective Time, have executed and delivered to Parent an Employment and Noncompete Agreement in the form attached hereto as Exhibit A, and all of such Agreements shall be in full force and effect.

                  (i) Certificate of the Company. Parent shall have received a certificate, validly executed by or on behalf of the Company to the effect that, as of the Closing:

                           (i) all representations and warranties made by the
Company in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time (other than the representations and warranties of the

Company as of a specified date, which will be true and correct in all material respects as of such date); and

                           (ii) all covenants and obligations under this
Agreement to be performed by the Company on or before the Closing have been so performed in all material respects.

                  (j) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness the articles of incorporation and the bylaws of the Company, (ii) the valid adoption of resolutions of the Board of Directors and Shareholders of the Company approving this Agreement and the approval of the transactions contemplated hereby and that such approvals are in full force and effect without modification, (iii) the incumbency of the officers of the Company executing this Agreement and the Related Agreements or other instruments or certificates relating hereto or thereto.

                  (k) Certificate of Good Standing. Parent shall have received current certificates of good standing with respect to the Company from the State Corporation Commission of the State of Virginia.

                  (m) Settlement of Outstanding Litigation. The Company shall have settled or shall otherwise no longer be subject to the actions, suits or proceedings listed in Section 6.2(m) of the Disclosure Schedule.

                  (n) Receipt of Permits. The Company shall have obtained the permits listed in Section 6.2(n) of the Disclosure Schedule.

         6.3 Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) Representations, Warranties and Covenants. (i) The representations and warranties of Parent and Newco in this Agreement (other than the representations and warranties of Parent and Newco as of a specified date, which will be true and correct in all material respects as of such date) shall be true and correct in all material respects on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and (ii) Parent and Newco shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by such parties as of the Closing.

                  (b) Certificate of Parent. The Company shall have received a certificate executed on behalf of Parent by a corporate officer to the effect that, as of the Closing:

                           (i) all representations and warranties made by Parent
and Newco in this Agreement (other than the representations and warranties of Parent and Newco as of a specified date, which will be true and correct as of such date) are true and correct in all material respects on and as of the

Closing Date as though such representations and warranties were made on and as of such time; and

                           (ii) all covenants and obligations under this
Agreement to be performed by Parent and Newco on or before the Closing have been so performed in all material respects.

                  (c) Legal Opinion. The Company shall have received a legal opinion from Wyatt, Tarrant & Combs, legal counsel to Parent, substantially in the form attached hereto as Exhibit G.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. Except as provided in Section 7.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

                  (a) by mutual, written agreement of the Company and the Parent;

                  (b) by Parent or by the Company, if the Closing Date shall not have occurred by June 30, 2000, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

                  (c) by Parent or by the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

                  (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's ownership or operation of any portion of the business of the Company, or (ii) compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;

                  (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

                  (f) by the Company if the Company is not in material breach its obligations under this Agreement and there has been a material breach of any representation. warranty, covenant or agreement of the Parent or Newco contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

                  (g) by the Company, if, prior to the Effective Time, a Superior Proposal has been made and the Board of Directors of the Company authorizes the Company to enter into a definitive agreement concerning such transaction; provided, that the Company shall not terminate this Agreement pursuant to this Section 7.1(g) if Parent makes, within five business day of receiving written notice of such Superior Proposal (specifying the material terms and conditions of such Superior Proposal (and including a copy thereof and all accompanying documentation), identifying the person making such Superior Proposal and stating whether the Company intends to enter into a definitive agreement with such person) an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisor, is at least as favorable to the Company and its stockholders as the Superior Proposal.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or the Shareholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 4.3, 5.4, 5.5 and
5.6 hereof, Article VIII hereof and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VII.

         7.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed (i) on behalf of Parent, and (ii) on behalf of the Company.

         7.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Notices. All notices and other communications hereunder shall be in writing, shall be effective when received, and shall in any event be deemed received and effectively given (i) upon delivery, if delivered personally or by commercial messenger or courier service, (ii) three days after deposit in the U.S. mail, if delivered by registered or certified mail (postage prepaid, return receipt requested), (iii) one business day after the day of facsimile transmission, if sent by facsimile with confirming copy by U.S. mail (first class, postage prepaid), or (iv) one business day after the business day of deposit with Federal Express or similar carrier for overnight delivery, freight prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent, to:

                           Coachmen Industries, Inc.
                           2831 Dexter Drive
                           P. O. Box 3300
                           Elkhart, Indiana  46515
                           Attention:  Mr. Jim Jack
                                              Richard M. Lavers, Esq.
                           Telephone No.: (219) 262-0123
                           Facsimile No.: (219) 262-8823

                  with a copy to:
                           Wyatt, Tarrant & Combs
                           250 W. Main Street, Suite 1700
                           Lexington, Kentucky  40507-1746
                           Attention:  Caryn F. Price, Esq.
                            and Judge B. Wilson II, Esq.
                           Telephone No.: (606) 233-2012
                           Facsimile No.: (606) 259-0649

                  (b) if to the Company, to:

                           Mod-U-Kraf Homes, Inc.
                           201 Old Franklin Turnpike
                           P. O. Box 573
                           Rocky Mount, Virginia  24151
                           Attention:  Mr. Dale H. Powell
                           Telephone No.:  (540) 483-0291
                           Facsimile No.:  (540) 483-2228

                  with a copy to:
                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention:  Randall S. Parks, Esq.
                           Telephone No.:  (804) 788-7375
                           Facsimile No.:  (804) 788-8218

         8.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed originals, shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.4 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, together with the Nondisclosure Agreement dated as of December 10, 1999 between Parent and the Company, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person or entity any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent and Newco may assign their respective rights and delegate their respective obligations hereunder to any entity or entities that are wholly-owned by Parent, directly or indirectly.

         8.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, as applied to contracts entered into and wholly to be performed within such state by residents thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal district courts located within the Western District of Virginia, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein unless otherwise provided herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Virginia for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         8.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.9 Approval of Parent. The approval of this Agreement by Parent constitutes the approval of the same and the transactions contemplated herein by Parent as the sole Shareholder of Newco.

         IN WITNESS WHEREOF, Parent, Newco, and the Company have caused this Agreement to be signed, all as of the date first written above.

                                       COACHMEN INDUSTRIES, INC.


                                       By:        G. E. Stout
                                          --------------------------------------
                                       Title:     Executive Vice President
                                             -----------------------------------

                                       COACHMEN ACQUISITION CORPORATION


                                       By:        G. E. Stout
                                          --------------------------------------
                                       Title:     Vice President
                                             -----------------------------------



                                       MOD-U-KRAF HOMES, INC.


                                       By:        Edwin J. Campbell
                                          --------------------------------------
                                       Title:     Executive Vice President and
                                                  Corporate Secretary
                                             -----------------------------------








                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

         The directors of Mod-U-Kraf Homes, Inc. execute this Agreement to indicate their approval of the transactions contemplated herein, subject to the terms and conditions of this Agreement, in their capacities as directors.

                                      BOARD OF DIRECTORS OF MOD-U-KRAF
                                      HOMES, INC.


                                      /s/ Bobbie L. Oliver
                                      ------------------------------------------
                                      BOBBIE L. OLIVER, DIRECTOR

                                      /s/ Mary L. Fitts
                                      ------------------------------------------
                                      MARY L. FITTS, DIRECTOR

                                      /s/ Dale H. Powell
                                      ------------------------------------------
                                      DALE H. POWELL, DIRECTOR

                                      /s/ W. Curtis Carter
                                      ------------------------------------------
                                      W. CURTIS CARTER, DIRECTOR

                                      /s/ Edwin J. Campbell
                                      ------------------------------------------
                                      EDWIN J. CAMPBELL, DIRECTOR









                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]